Exhibit 99.2
P. H. Glatfelter Company
NOTICE OF GUARANTEED DELIVERY
all outstanding unregistered 7 1/8% notes due 2016
that were issued on February 5, 2010
($100,000,000 aggregate principal amount)
for
7 1/8% exchange notes due 2016
that have been registered under the Securities Act of 1933

Fully and unconditionally guaranteed as to payment of principal and interest by certain of P. H. Glatfelter
Company’s domestic subsidiaries

     As set forth in the prospectus dated      , 2010, of P. H. Glatfelter Company and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto must be used to accept P. H. Glatfelter Company’s offer to exchange 7 1/8% exchange notes due 2016 that have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 7 1/8% notes due 2016 issued on February 5, 2010, if (i) certificates representing the unregistered notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the letter of transmittal, certificates representing such unregistered notes or other required documents to reach the exchange agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the letter of transmittal) by mail or by hand or transmitted, via telegram, telex or facsimile, to the exchange agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings given to them in the prospectus.

     The exchange offer will expire at 5:00 p.m., New York City time, on      , 2010 (the “Expiration Date”) unless the exchange offer is extended by P. H. Glatfelter Company in its sole discretion. Tenders of unregistered notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.
To: HSBC Bank USA, National Association, Exchange Agent

By Facsimile:	By Registered or Certified Mail:	By Hand/Overnight Delivery:
718-488-4488	HSBC Bank USA, National Association	HSBC Bank USA, National Association
	Two Hanson Place – 14th Floor	Two Hanson Place – 14th Floor
Confirm by Telephone:	Brooklyn, NY 11217 – 1409	Brooklyn, NY 11217 – 1409
718-488-4485	Attn: Corporate Trust & Loan Agency	Attn: Corporate Trust & Loan Agency
     Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the exchange agent as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. You should read the instructions accompanying the letter of transmittal carefully before you complete this notice of guaranteed delivery.
     This instrument is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:
     The undersigned hereby tender(s) to P. H. Glatfelter Company, upon the terms and subject to the conditions of the exchange offer as set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of unregistered notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus.
     The undersigned understands that tenders of unregistered notes will be accepted only in authorized denominations. The undersigned understands that tenders of unregistered notes pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of unregistered notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the prospectus.
     The undersigned understands that the exchange of unregistered notes for exchange notes will only be made after receipt by the exchange agent, within three (3) business days of the Expiration Date, of:
     (i) a properly completed and duly executed letter of transmittal (or a facsimile thereof) with any required signature guarantees and certificates representing the unregistered notes covered hereby in proper form for transfer,
     (ii) alternatively, confirmation of the book-entry transfer of such unregistered notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer set forth in the prospectus, and
     (iii) this notice of guaranteed delivery together with any other required documents.
     All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal amount of unregistered 7 1/8% notes due 2016 tendered:*

Date:

Name(s) of registered holders(s)

Address:

Area code and telephone no:

Certificate no(s). of unregistered 7 1/8% notes due 2016 (if available):

Signature(s) of registered holder(s) or authorized signatory:

Signature(s) of registered holder(s) or authorized signatory:

If unregistered notes will be delivered by book-entry transfer at DTC, insert account no.:

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.
     This notice of guaranteed delivery must be signed by the registered holder(s) of unregistered notes exactly as its (their) name(s) appears on certificates for unregistered notes or on a security position listing as the owner of unregistered notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

     Do not send unregistered notes with this form. Unregistered notes should be sent to the exchange agent, together with a properly completed and duly executed letter of transmittal.

GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that each holder of unregistered notes on whose behalf this tender is being made “own(s)” the unregistered notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of unregistered notes complies with such Rule 14e-4, and (c) guarantees that, within three (3) business days from the date of this notice of guaranteed delivery, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with certificates representing the unregistered notes covered hereby in proper form for transfer or, alternatively, confirmation of the book-entry transfer of such unregistered notes into the exchange agent’s account at DTC, pursuant to the procedure for book-entry transfer set forth in the prospectus and required documents will be deposited by the undersigned with the exchange agent.
     The undersigned acknowledges that it must deliver the letter of transmittal and unregistered notes tendered hereby to the exchange agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm:

Address:

Area Code and Telephone No.:

(Authorized Signature)

Name:

Title: